Exhibit 10.41

English Translation

Network Advertisement Distributing Contract

1.	For the purpose of promotion of its products or services, Party A agrees to launch the advertisement on the media related to Column A in accordance with the terms and conditions under this Contract and to pay the Commissions to Party B provided that the effect agreed on by both parties is reached.

2.	The Advertising Service Terms are integrate part of this Contract and have the same legal effect as this Contract.

3.	This Contract shall come into effect upon the execution of both parties. Unless otherwise expressly specified, the faxed copy of this Contract shall be legally binding.

Item		Contract Term
Mecox Lane Promotion		Column B
Effect Requirements	Price for Unit Effect	Quantity of Effect	Commissions	Data Standard

Customers, through the advertisement linkages published by Party B on the media related to Column A, enter the website of Party A and complete the purchase order. The total amount of such sales shall reach Column C.

			Column D	Party A

Remarks

1.	Every two days Party A shall provide the order data happened the day before, and the sales data shall be provided 3 days later which is the reference data for the settlement. Party A shall ensure the authenticity of the data. In the event that Party B finds out that there exists any concealment, cheating or falsehood or unfairness in the sales data provided by Party A, Party B is entitled to terminate this Contract immediately and request from Party A the Commission of half of the sales amount then confirmed by both parties (“Executed Commission”) and the damages of 20% of the Executed Commission.

2.	Both parties can enter into supplemental agreements as exhibits to this Contract during the performance of this Contract.

3.	Both parties shall confirm the total effective quantity of the advertisement in written form after the end of the advertisement publishing.

Payment Schedule

Party A agrees to pay the Commissions to Party B according to the following schedule upon the execution of this Contract:

(1)	Both parties shall jointly confirm the sales amount and commissions payable occurred during the term of this Contract within 5 working days upon the completion of the advertisement.

(2)	After the confirmation of the commissions payable by both parties, Party B shall issue the payment invoice for the commissions to Party A, and Party A shall make the payment within 15 working days upon receipt of such invoice.

Information of the bank account	Invoice
Jiang Wan Sub-branch of Shanghai Branch of China Merchants Bank 096806-214881159710001	Party B shall issue the advertisement invoice to Party A within two weeks upon the payment by Party A
Party A: Shanghai Mecox Lane Information Technology Co., Ltd.	Party B: Shanghai Allyes Advertising Co., Ltd.

Address: 22F, Building 20, 487 Tian Lin Road, Shanghai

Postal Code: 200233

Contact Person: Jingping Shao

Tel: 86 21 64950500-8399

Fax: 86 21 64851598-8399

Email- shaojingping@m18.com

Authorized representative:

[seal: Shanghai Mecox Lane Information Technology Co., Ltd.]

Address: 21F, Long Zhi Meng Shopping Centre, 1018 Chang Ning Road, Chang Ning District, Shanghai

Postal Code: 200042

Contact Person: Rui Sun

Tel: 86 21 33728904

Fax: 86 21 33729066

Email: clar_sun@allyes.com

Authorized representative: /s/ Yuncong Xu

[seal: Shanghai Allyes Advertising Co., Ltd.]

Advertising Service Terms

Article 1 Effectiveness and Term

1.1	Effectiveness: This Contract shall come into effect upon the execution of the Network Advertisement Distributing Contract (the “Contract”) by both parties.

1.2	Term: specified in the Contract.

Article 2 Obligations of Party A

2.1 Party A shall ensure that Party A is the legal operator or agent of the products and services promoted under the Contract.

2.2 Party A shall ensure that the content of the link of the advertisement under the Contract shall be true and not violate the Advertisement Law and other related laws, regulations, policies and the code of public ethics, shall not damage the right and interests of the third parties, and shall not bring about any misunderstanding or false publicity to its products or business. In the event that Party A breaches the above warranties and leads to any disputes, Party A shall be liable for the settlement of the disputes and for the compensation for any losses suffered by Party B. Party B shall not be liable for the delay or cancelation of the advertisement due to the content of the link of the advertisement of Party A under the Contract.

2.3 Party A shall provide the real effect data to Party B according to the time requirements of the Contract.

2.4 Party A shall not change the link page of the advertisement or increase the products or services beyond the scope specified in the Contract unless Party A gives a prior notice to Party B and obtain Party B’s consent.

2.5 Party A shall pay to Party B the commissions payable under the Contract in accordance with the timetable set forth under the Contract.

Article 3 Obligations of Party B

3.1	Party B shall make its best effort to conduct strict examination and approval upon and manage its member websites to ensure that no activities, contents or information prohibited by laws and regulations are engaged or released on such websites.

3.2	Party B shall distribute and manage the advertisement of Party A on the media related to Column A in accordance with the terms and conditions under this Contract during the term of the Contract.

Article 4 Intellectual Property and Confidentiality

4.1 Either party shall ensure that the information provided by one party to the other party shall not infringe upon the third party’s intellectual property rights or other legal rights or interests, otherwise, such party shall undertake all the liabilities.

4.2 All the hardware, software, procedure, code, product name, technology, licenses, patent, trademark and knowledge used by either party shall be the property of the owner of such party, without any right defects or the other party or any third party’s rights or interests.

4.3 During the Contract term and two years after the termination of the Contract, either parties shall not disclose to any third party or publicize any of the trade secret, technical secret or other confidential information provided by the other party during the term of the Contract.

4.4 The above obligations shall survive the cancellation, termination or revocation of the Contract.

Article 5 Liabilities for Breach of Contract

5.1 In the event that Party A changes the webpage of the advertisement link or increase the product or services beyond the scope of this Contract without the consent of Party B, Party B shall be entitled to terminate the Contract at any time.

5.2 Party A shall be obligated to pay the commissions already incurred to Party B under the above situation.

5.3 In the event that any of the member websites of Party B is engaged in any illegal activities or publishes any illegal information or content set forth in Article 3.1, Party A is not required to pay any commissions for such website. Except for the above, Party B shall not be liable for any other liabilities.

5.4 In the event that Party A fails to pay to Party B pursuant to the schedule and method specified in the Contract, Party A shall be charged a penalty of 0.5% of the due payment per day from the date of breach of the Contract. In addition, Party B shall be entitled to terminate the Contract at any time. In case of holiday or special cases, both parties may confirm the ahead or delay of the schedule through written form or email.

Article 6 Force Majeure

6.1 Force Majeure refers to the events that can not be reasonably controlled, foreseen or avoided by both parties, which prevent, affect or delay the performance of the Contract in part or as a whole by either party. Such events includes but not limited to governmental action, natural disaster, war, computer virus, hacker, internet breakdown, the delay or breakdown of services of the suppliers of broadband or other network equipment or technology or other similar events.

6.2 The Party affected by any Force Majeure event shall promptly notify the other Party in writing, explaining the effect thereof and providing the related documentation within a reasonable period.

6.3 The Party affected by any Force Majeure event may suspend the performance of the Contract until the effect of such event vanishes and shall not be liable for such defaulting, provided that such party shall use its best effort to conquer such event and decrease its adverse effect.

Article 7 Tax

Both parties shall be separately liable for the taxes payable due to its performance of the Contract in accordance with the laws of China.

Article 8 Disputes Settlement and Governing Law

8.1 All the disputes in connection with the Contract between both parties shall be settled through negotiations.

8.2 In the event that no settlement can be reached through negotiations, both parties agree to submit the case for arbitration to Shanghai Arbitration Commission in accordance with its then effective arbitration rules. The arbitration shall take place in Shanghai. The arbitral award shall be final and binding upon both parties.

8.3 The execution, validity, performance and interpretation of the Contract and the settlement of disputes shall be governed by the laws of China.

Article 9 Miscellaneous

9.1 The Contract shall come into effect upon the execution of both parties.

9.2 The Contract may only be amended or modified in writing by both parties. Such amendment or modification will come into effect upon the execution of both parties.

9.3 The contract shall be countersigned in two originals; each party shall hold one original.

9.4 If any outstanding matter with respect to the Contract remains, both parties shall reach a supplemental agreement with the same legal effect as the Contract.

[the end of the Contract]

Table of MSN Media Planning

(Attachment I to Contract 2)

Site Categories	Creative Format	Max. File Size	Sep								Oct					Nov					Dec
Section/Channel			23	24	25	26	27	28	29	30	1	2			31	1	2			30	1	2			31
MSN-Messenger	small rectangle (180*150)	15k, flash, gif	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Home page & Channel	superbanner (728*90)	20k, flash, gif	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Home page & Channel	large rectangle (300*250)	20k, flash, gif	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
MSN-Messenger	halfbanner (234*60)	20k, flash, gif	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Hotmail	Skyscraper (160*600)	20k, flash, gif	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1

	Column A	Column B	Column C	Column D	Additional Clauses	Attachment
1	MSN	September 1, 2009~ full completion of the sales target	RMB 100,000	RMB 50,000

Remarks:

4. The advertising price, actual purchase price, time, location, form, material tailor and requirement of the advertisement are specified in the Attachment I “Table of MSN Media Planning.”

5. The amount of sales means the amount of orders generated by the customers through clicking on the advertisement linkages published by Party B on the media related to MSN, which shall be based on the amount of the orders in M18 database brought in by the advertisement 3 days after the advertisement is released.

(Nonexistent)
2	MSN	September 23, 2009~ December 31, 2009	RMB 1,710,000	RMB 900,000

Remarks:

4. The advertising price, actual purchase price, time, location, form, material tailor and requirement of the advertisement are specified in the Attachment I “Table of MSN Media Planning.”

5. The amount of sales means the amount of orders generated by the customers through clicking on the advertisement linkages published by Party B on the media related to MSN, which shall be based on the amount of the orders in M18 database brought in by the advertisement 3 days after the advertisement is released.

6. If the target sales amount is reached and further exceeded before the expiry date of the contract term, Party A agrees to pay Party B commissions for the exceeding sales amount. The total commissions = total sales amount/1.9.

7. If the sales amount can not reach the target but >= RMB1,500,000 during the contract term, Party B promises that Party A is entitled to continue to use the media for advertisement distributing until the target sales amount is reached.

8. If the sales amount can not reach the target and < RMB1,500,000 during the contract term, Party B promises that Party A is entitled to continue to use the media for advertisement distributing until the target sales amount is reached. The total Commission shall be settled as: 1,710,000/2=855,000.

Attachment I Table of MSN Media Planning
3	Baidu MP3, www.joy.cn, www.56.com, www.youku.com, www.51credit.com, www.zcom.com, www.kuwo.cn, www.mop.com and www.renren.com	September 18, 2009~ December 31, 2009	RMB 600,000	RMB 300,000

Remarks:

4. The time, location, form, material tailor and requirement of the advertisement are specified in the Attachment “Table of Media Planning.”

5. Party B shall inform Party A before Party B arranges the media on line in order for the arrangement and confirmation of materials and agenda.

6. Party B may adjust the agenda according to the promotion strategy of Party A upon prior 5 day notice to Party A and execution by Party A.

7. Party A authorizes Mr. Sijie Pu and Mr. Jingping Shao to execute the Table of Media Planning and other related fees table. Type of signature: (name): /s/ Sijie Pu; (name): /s/ Jingping Shao. In the event that the above authorized person is changed, Party A shall inform Party B immediately, otherwise, Party A shall be liable for the consequence incurred thereby.

8. The amount of sales shall be based on the amount of the orders in M18 database brought in by the advertisement 3 days after the advertisement is released.

9. If the target sales amount is reached and further exceeded before the expiry date of the contract term, Party A agrees to pay Party B commissions for the exceeding sales amount. The total commissions = total sales amount/1.9.

10. If the sales amount can not reach the target during the contract term, Party B promises that Party A is entitled to continue to use the media for advertisement distributing until the target sales amount is reached.

11. Party B shall ensure that the media shall own the intellectual property of the content released on the media; otherwise, Party B shall be liable for the losses suffered by Party A.

(Nonexistent)